UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 May 30, 2017 Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (800) 483-3220
333-85496	EXELON GENERATION COMPANY, LLC	23-3064219
(a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 - Financial Information

Item 2.05.    Costs associated with Exit or Disposal Activities.

On May 30, 2017, Exelon Corporation (Exelon) issued a press release that announced that Exelon Generation Company, LLC (Generation) will permanently cease generation operations at Three Mile Island Generating Station (TMI) on or about September 30, 2019. The current Nuclear Regulatory Commission (NRC) license for TMI expires in 2034. A copy of the press release is attached hereto as Exhibit 99.1.
The primary factors contributing to the deteriorating economic value of TMI include significant declines in plant revenues due to prolonged periods of low wholesale power prices, capacity auction results, the absence of federal or state policies that place a value on nuclear energy for its ability to produce electricity without air pollution while contributing to grid reliability and resiliency as well as negative factors specific to TMI, including TMI's relatively high operating costs as a single-unit site. All of these factors exacerbate the expectation for continued losses for the foreseeable future.
The decision to shut down TMI was made given TMI's failure to clear the recent 2020-2021 PJM base residual capacity auction results after having failed to clear the previous two capacity auctions, over five years of financial losses, and the lack of meaningful progress on market design changes that would recognize the full value of TMI and return it to profitability.
As a result of the decision to retire TMI, Exelon and Generation will recognize certain one-time charges in the second quarter of 2017 ranging from an estimated $65 million to $110 million related to materials and supplies inventory reserve adjustment, employee-related costs, and construction work-in-progress impairment, among other items. Exelon and Generation also could recognize additional one-time charges in 2018 and 2019 of up to an estimated $25 million each year. Estimated cash expenditures related to the one-time charges primarily for employee-related costs are expected to range from $40 million to $70 million.
In addition to these one-time charges, there will be ongoing annual financial impacts stemming from shortening the expected economic useful life of TMI primarily related to accelerated depreciation of plant assets (including any asset retirement costs (ARC)), accelerated amortization of nuclear fuel, and additional asset retirement obligation (ARO) accretion expense associated with the changes in decommissioning timing and cost assumptions to reflect an earlier retirement date. The following table summarizes the estimated annual amount and timing of expected incremental non-cash expense items expected to be incurred as a result of the early retirement decision.

(in millions)

Income statement expenses (pre-tax):		2017	2018	2019

Depreciation and Amortization
	Accelerated depreciation(a)	$ 250 to $ 275	$ 400 to $ 450	$ 300 to $ 325
	Accelerated nuclear fuel amortization	$ 10 to $ 20	$ 20 to $ 30	$ 5 to $ 15

Operating and Maintenance
	Increased ARO accretion (b)	Up to $ 5	Up to $ 5	Up to $ 5

(a)	Includes the accelerated depreciation of plant assets including any ARC.
(b)	The estimated decommissioning costs for TMI will be adjusted later in the second quarter of 2017 resulting from the completion of an updated decommissioning cost study.

Due to the earlier commencement of decommissioning activities and a shorter time period over which the nuclear decommissioning trust fund (NDTF) investments could appreciate in value, TMI may no longer meet the NRC minimum funding requirements. A shortfall could require Exelon to post parental guarantees for Generation's obligations. However, the amount of any required guarantees will ultimately be dependent on the decommissioning approach adopted at TMI, the associated level of costs, and the decommissioning trust fund investment performance going forward. Within two years after shutting down a plant, Generation must submit a post-shutdown decommissioning activities report to the NRC that includes the planned option for decommissioning the site. Considering the different approaches to decommissioning available to Generation, the most costly estimates currently anticipated could require parental guarantees of up to $35 million for TMI radiological decommissioning.
Upon either passing the NRC minimum funding test or the issuance of any required financial guarantees, TMI would be able to utilize the respective NDTFs for radiological decommissioning costs, which represent the majority of the total expected decommissioning costs. However, the NRC must approve an additional exemption in order for Generation to utilize the NDTF to pay for non-radiological decommissioning costs (i.e. spent fuel management and site restoration costs). If TMI does not receive this exemption, the costs would be borne by Generation. Accordingly, based on current projections, it is expected that some portion of the spent fuel management and/or site restoration costs would need to be funded through supplemental cash from Generation. While the ultimate amounts may vary greatly and could be reduced by alternate decommissioning scenarios and/or reimbursement of certain costs under the United States Department of Energy settlement agreement, TMI could incur spent fuel management and site restoration costs of up to $145 million net of taxes, over a period of 10 years after permanent shutdown.

Section 9 - Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Exelon Corporation Press Release

* * * * *

This combined Form 8-K is being filed separately by Exelon Corporation (Exelon) and Generation (collectively, the Registrants). Information contained herein relating to any individual Registrant has been filed by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.
Cautionary Statements Regarding Forward-Looking Information
This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation and Exelon Generation Company, LLC (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2016 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 24, Commitments and Contingencies; (2) Exelon’s First Quarter 2017 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 17; and (3) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this report.
* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Jonathan W. Thayer
Jonathan W. Thayer
Senior Executive Vice President and Chief Financial Officer
Exelon Corporation

EXELON GENERATION COMPANY, LLC

/s/ Bryan P. Wright
Bryan P. Wright
Senior Vice President and Chief Financial Officer
Exelon Generation Company, LLC

May 30, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release